Exhibit 99.1

FOR IMMEDIATE RELEASE	NR06-xx

DYNEGY ANNOUNCES FIRST QUARTER 2006 RESULTS

•	First quarter 2006 results benefited from higher volumes in the Midwest and higher realized prices in both the Midwest and Northeast regions

•	Comprehensive liability management plan implemented in first quarter

•	Reduction of debt and tolling obligations of approximately $1.5 billion

•	Cash flow and earnings estimates for 2006 updated

HOUSTON (May 9, 2006) – Dynegy Inc. (NYSE: DYN) today reported a net loss applicable to common stockholders of $4 million or $(0.01) per diluted share for the first quarter 2006. This compares to a net loss applicable to common stockholders of $267 million or $(0.70) per diluted share for the first quarter 2005.

Financial results for the first quarter 2006 included after-tax legal charges totaling $9 million. Financial results for the first quarter 2005 included after-tax charges totaling $265 million, including charges associated with the shareholder class action litigation settlement ($156 million) and the Independence power tolling arrangement restructuring ($109 million).

“Our first quarter 2006 results demonstrated continued strong operating performance by having well-maintained plants that are ready to run whenever the market needs them,” said Bruce A. Williamson, Chairman and Chief Executive Officer of Dynegy Inc. “Our continued track record of reliable, safe and cost-effective power plant operations enabled us to benefit from higher realized prices in key business regions, and, in particular, our efficient and reliable Midwest coal fleet continued to produce strong volumes of electricity to meet the needs of consumers, despite milder than normal winter weather.

“We also launched a comprehensive liability management plan to significantly strengthen the company’s financial profile, which will enable us to actively pursue ways to grow our power generation portfolio,” Williamson added. “This comprehensive plan, which is substantially complete, deploys cash on hand and new borrowings from the capital markets to further strengthen our capital structure. Benefits include the reduction of debt and tolling obligations of approximately $1.5 billion since year-end and greater financial flexibility for future growth opportunities. In addition, these initiatives provide the company with an even longer extended debt maturity profile, positioning us to benefit from the anticipated economic and power market recovery. Finally, the fact that we were able to eliminate our restrictive second-lien debt and replace it with more favorable unsecured debt represents a unique vote of confidence by the capital markets and our fixed-income investors.”

Year-Over-Year Comparison

A comparison of the company’s first quarter 2006 and first quarter 2005 results is set forth below (in millions of dollars, except per share amounts):

	1Q 2006	1Q 2005
Income (loss) from continuing operations before income taxes	$2	$(468)
Income tax benefit (expense) from continuing operations	(3)	174
Income from discontinued operations, net of tax	1	32
Cumulative effect of change in accounting principle, net of tax	1	—

Net income (loss)	1	(262)
Less: Preferred stock dividends	5	5

Net loss applicable to common stockholders	$(4)	$(267)
Basic loss per share	$(0.01)	$(0.70)
Diluted loss per share	$(0.01)	$(0.70)

Power Generation Business

Earnings before interest, taxes and depreciation and amortization (EBITDA) from the power generation business was $167 million for the first quarter 2006, compared to $110 million for the first quarter 2005.

Cash flow from operations was $192 million for the first quarter 2006. Net proceeds from asset sales totaled $165 million, while capital expenditures were $17 million, and changes in restricted cash and other were $13 million. Free cash flow from the power generation business was an inflow of approximately $327 million.

Following are power generation results for the Midwest, Northeast and South segments.

Midwest segment

EBITDA attributed to the Midwest segment was $138 million in the first quarter 2006, compared to EBITDA of $98 million in the first quarter 2005, due to increased sales volumes and higher realized prices in 2006. First quarter 2005 results included $8 million of general and administrative expenses, which are reported in the Other segment beginning in 2006 and are no longer allocated to the company’s individual business segments.

Average on-peak market power prices in NI Hub/Com Ed and Cin Hub/Cinergy were essentially flat compared to the first quarter 2005.

Sales volumes generated by Midwest facilities rose to 5.4 million megawatt hours in the first quarter 2006 compared to 5 million megawatt hours in the first quarter 2005.

Midwest milestones during the first quarter 2006 included completing the acquisition of NRG Energy’s 50 percent ownership interest in the Rocky Road natural gas-fired peaking facility near Chicago. This provides Dynegy with full ownership of the 364-megawatt Rocky Road facility and a related long-term capacity contract.

Northeast segment

EBITDA for Dynegy’s Northeast segment was $34 million in the first quarter 2006, compared to EBITDA of $16 million in the first quarter 2005. Improved results reflect the financial contribution made by the Independence facility, which was acquired in the first quarter 2005, as well as higher realized prices in 2006. In addition, the company opportunistically monetized approximately $10 million of unused emissions credits largely associated with the Roseton facility, which ran less in the first quarter than forecast due to compressed spark spreads. First quarter 2005 results included $6 million of general and administrative expenses, which are reported in the Other segment beginning in 2006.

Average on-peak market prices in New York Zone G (Roseton and Danskammer facilities) and New York Zone A (Independence facility) were 9 percent and 3 percent higher, respectively, than during the first quarter 2005. In addition, natural gas and fuel oil prices averaged 21 percent and 43 percent higher, respectively, than during the first quarter 2005.

Sales volumes generated by Northeast facilities decreased to 1 million megawatt hours during the first quarter 2006 compared to 2 million megawatt hours during the first quarter 2005, largely as a result of decreased production from the Roseton facility.

South segment

The loss before interest, taxes and depreciation and amortization for the South segment was $5 million during the first quarter 2006, compared to a loss of $4 million during the first quarter 2005. First quarter 2005 results included $3 million of general and administrative expenses, which are reported in the Other segment beginning in 2006.

Average on-peak market prices in the Electric Reliability Council of Texas (ERCOT) were 10 percent higher than during the first quarter 2005, the benefits of which were offset by reduced sales of ancillary services from the CoGen Lyondell facility.

Net sales volumes generated by South segment facilities decreased from 1.4 million megawatt hours during the first quarter 2005 to 1.1 million megawatt hours during the first quarter 2006.

Customer Risk Management Business

EBITDA from the Customer Risk Management segment totaled $16 million during the first quarter 2006, compared to a loss of $186 million during the first quarter 2005. First quarter 2006 results included a $29 million benefit from net mark-to-market gains on legacy emissions trading positions, partially offset by $15 million of pre-tax legal charges.

This segment’s prior year results included a $183 million pre-tax charge associated with the Independence toll settlement and reflect the impact of fixed payments on the company’s power tolling arrangements in excess of realized margins on power generated and sold.

As previously announced during the fourth quarter 2005, Dynegy made a cash payment of approximately $370 million during the first quarter 2006 to terminate the Sterlington tolling arrangement, eliminating approximately $745 million in future capacity payments.

Other

In the Other segment, which consists primarily of general and administrative expenses and legal and settlement charges, the company recorded a $21 million loss before interest, taxes and depreciation and amortization for the first quarter 2006, compared to a $244 million loss for the first quarter 2005. As of the first quarter 2006, general and administrative expenses are no longer allocated to the individual business segments (with the exception of $15 million of pre-tax legal charges, which have been recorded in the Customer Risk Management segment). The loss in the first quarter 2005 related primarily to a legal reserve associated with the company’s shareholder class action litigation, which was settled later in 2005.

Consolidated Interest and Taxes

Interest expense totaled $98 million for the quarter ended March 31, 2006, compared to $89 million for the quarter ended March 31, 2005. The increase is primarily attributable to higher average principal balances in 2006 as a result of the acquisition of Sithe Energies in February 2005 and the increases in LIBOR.

The first quarter 2006 income tax expense from continuing operations was $3 million, compared to an income tax benefit from continuing operations of $174 million for the first quarter 2005.

Liquidity

As of March 31, 2006, Dynegy’s liquidity was approximately $1.9 billion. This consisted of approximately $1.7 billion in cash on hand and $222 million in unused availability under the company’s former letter of credit facility.

Since March 31, as the company has substantially implemented its comprehensive liability management plan, liquidity has significantly changed due to:

•	The repayment of approximately $1.7 billion of Second Priority Senior Secured Notes along with a premium to redeem this debt early of approximately $200 million;

•	The addition of proceeds from a $200 million term credit facility;

•	The addition of proceeds from $750 million of senior unsecured bonds;

•	The increase in the company’s $400 million revolving bank credit facility to $470 million; and

•	Normal sources and uses from operating activities including capital expenditures along with investment banking and legal fees associated with the previously mentioned liability management activities.

Because of the magnitude of these changes, which were principally driven by the financing activities, as of May 4, Dynegy’s liquidity was approximately $1 billion, including $524 million of cash on hand and $489 million of available capacity under the company’s revolving and term letter of credit bank facilities.

Cash Flow

Cash flow from operations, including working capital changes, totaled an outflow of $311 million for the three months ended March 31, 2006. This consisted of a cash inflow of $192 million from the power generation business, which was offset by outflows of $135 million in the Other segment resulting primarily from interest payments and general and administrative expenses. In addition, the Customer Risk Management business had cash outflows of $368 million primarily from the payment to terminate the Sterlington tolling arrangement.

Cash flow from investing activities for the three months ended March 31, 2006 totaled $469 million. This consisted of net proceeds from asset sales of $165 million and changes in restricted cash and other of $322 million, partially offset by capital expenditures of $18 million.

For the three months ended March 31, 2006, Dynegy’s free cash flow (cash outflow from operations plus cash flow from investing activities) was $158 million.

2006 Cash Flow and Earnings Estimates

On March 8, 2006, Dynegy provided updated cash flow and earnings estimates for 2006. Those estimates were based on quoted forward commodity price curves as of approximately four weeks earlier on Feb. 7, 2006. In connection with today’s announcement, Dynegy is updating its 2006 estimates to reflect quoted forward commodity price curves as of April 11, 2006. These commodity price curves were derived from standard market quotes and are not necessarily indicative of management’s expectations for commodity price movements during the rest of 2006; rather, they represent commodity price estimates as of April 11, 2006 and are intended to provide a basis on which the effects of future commodity price movements can be assessed by investors and analysts. Dynegy’s updated estimates also reflect current estimates and assumptions regarding, among other things, sales volumes, fuel costs and other operational activities, as well as the impact of the company’s liability management activities.

Expected cash flow and earnings are negatively impacted by the costs related to the company’s recently implemented liability management activities. Future benefits of these transactions are expected to include greater financial flexibility, the elimination of restrictive debt covenants, lower future interest costs, and the extension of the company’s significant debt maturities to 2011 and beyond.

Taking these factors into consideration, estimated EBITDA for the company’s power generation business is unchanged from the previous estimate of $565 million to $660 million. The company’s estimated free cash flow for 2006 is expected to be an outflow of $65 million to $175 million, compared to the previous estimate of an inflow of $85 million to $195 million. The current 2006 estimated net loss applicable to common stockholders is expected to be $175 million to $240 million, compared to the previously estimated net loss of $65 million to $130 million. The most significant change from the previous estimates for cash flow and earnings, which were established on March 8, relates to the implementation of the company’s liability management program.

Investor Conference Call/Web Cast

Dynegy will discuss its first quarter 2006 financial results during an investor conference call and web cast today at 9 a.m. ET/8 a.m. CT. Participants may access the web cast and the related presentation materials on the “News & Financials” section of www.dynegy.com.

About Dynegy Inc.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of more than 12,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas.

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning the possibility of growth opportunities, indications of a recovering power market environment, future benefits of our liability management activities, and Dynegy’s estimated financial results for 2006. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates, and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

Some of the key factors that could cause actual results to vary materially from those estimated, expected or implied include: changes in commodity prices, particularly for power and natural gas; the effects of competition and weather on the demand for Dynegy’s products and services; the impacts of hedging and the strategy of reduced hedging; Dynegy’s ability to successfully complete its exit from the Customer Risk Management business and fund the costs associated with this exit; the availability, ability to consummate, and effects of growth opportunities for Dynegy’s power generation business; Dynegy’s ability to address its substantial leverage on favorable terms; the condition of the capital markets generally and Dynegy’s ability to access the capital markets as and when needed; operational factors affecting Dynegy’s assets, including blackouts or other unscheduled outages; Dynegy’s remediation efforts regarding its existing material weakness; Dynegy’s ability to fund the projects mandated by the Baldwin consent decree; availability and adequacy of emission credits; and uncertainties regarding environmental regulations, litigation and other legal or regulatory developments affecting Dynegy’s businesses, including litigation relating to the western power and natural gas markets and master netting agreement matters. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2005, as amended, and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

DYNEGY INC.

REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,
	2006	2005
Revenues	$600	$462
Cost of sales, exclusive of depreciation and amortization shown separately below	(409)	(530)
Depreciation and amortization expense	(60)	(55)
Impairment and other charges	(2)	1
General and administrative expenses	(51)	(263)

Operating income (loss)	78	(385)

Earnings from unconsolidated investments	2	3
Interest expense	(98)	(89)
Other income and expense, net	20	3

Income (loss) from continuing operations before income taxes	2	(468)

Income tax benefit (expense)	(3)	174

Loss from continuing operations	(1)	(294)

Income from discontinued operations, net of tax	1	32
Cumulative effect of change in accounting principle, net of tax	1	—

Net income (loss)	$1	$(262)

Less: Preferred stock dividends	5	5

Net loss applicable to common stockholders	$(4)	$(267)

Earnings (loss) before interest, taxes, and depreciation and amortization (EBITDA) (1)	$163	$(243)

Basic earnings (loss) per share:
Loss from continuing operations (2)	$(0.01)	$(0.79)
Income from discontinued operations	—	0.09
Cumulative effect of change in accounting principle	—	—

Basic loss per share	$(0.01)	$(0.70)

Diluted earnings (loss) per share:
Loss from continuing operations (2)	$(0.01)	$(0.79)
Income from discontinued operations	—	0.09
Cumulative effect of change in accounting principle	—	—

Diluted loss per share	$(0.01)	$(0.70)

Basic shares outstanding	400	379
Diluted shares outstanding	526	505

(1)	EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit (expense), plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations. A reconciliation of EBITDA to Operating income (loss) and Net income (loss) for the periods presented is included below.

	Three Months Ended March 31,
	2006	2005
Operating income (loss)	$78	$(385)
Add: Depreciation and amortization expense, a component of operating loss	60	55
Earnings from unconsolidated investments	2	3
Other income and expense, net	20	3
EBITDA from discontinued operations (3)	2	81
Cumulative effect of change in accounting principle, pre-tax	1	—

Earnings (loss) before interest, taxes, and depreciation and amortization (EBITDA)	163	(243)
Depreciation and amortization expense, a component of operating loss	(60)	(55)
Depreciation and amortization expense from discontinued operations	—	(20)
Interest expense from continuing operations	(98)	(89)
Interest expense from discontinued operations	—	(11)
Income tax benefit (expense) from continuing operations	(3)	174
Income tax expense from discontinued operations	(1)	(18)
Income tax benefit on cumulative effect of change in accounting principle	—	—

Net income (loss)	$1	$(262)

(2)	See “Reported Unaudited Basic and Diluted Loss Per Share From Continuing Operations” for a reconciliation of basic loss per share from continuing operations to diluted loss per share from continuing operations.
(3)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax for the periods presented is included below.

	Three Months Ended March 31,
	2006	2005
EBITDA from discontinued operations	$2	$81
Depreciation and amortization expense from discontinued operations	—	(20)
Interest expense from discontinued operations	—	(11)
Income tax expense from discontinued operations	(1)	(18)

Income from discontinued operations, net of tax	$1	$32

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DYNEGY INC.

REPORTED UNAUDITED BASIC AND DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,
	2006	2005
Loss from continuing operations	$(1)	$(294)
Less: convertible preferred stock dividends	5	5

Loss from continuing operations for basic loss per share	(6)	(299)
Effect of dilutive securities:
Interest on convertible subordinated debentures	2	2
Dividends on Series C convertible preferred stock	5	5

Income (loss) from continuing operations for diluted loss per share	$1	$(292)

Basic weighted-average shares	400	379

Effect of dilutive securities:
Stock options and restricted stock	2	2
Convertible subordinated debentures	55	55
Series C convertible preferred stock	69	69

Diluted weighted-average shares	526	505

Loss per share from continuing operations:
Basic Basic	$(0.01)	$(0.79)

Diluted Diluted (1)	$(0.01)	$(0.79)

(1)	When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per Share,” prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three months ended March 31, 2006 and March 31, 2005.

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DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

(UNAUDITED) (IN MILLIONS)

	Three Months Ended March 31, 2006
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Generation	$98	$26	$(13)				$111
Customer Risk Management				$14			14
Other						$(47)	(47)

Operating income (loss)	98	26	(13)	14	$—	(47)	$78
Earnings from unconsolidated investments	—	—	2	—	—	—	2
Other items, net	—	2	—	1	—	17	20
Cumulative effect of change in accounting principle, pre-tax	—	—	—	—	—	1	1
Add: Depreciation and amortization expense, a component of operating income (loss)	40	6	6	—	—	8	60

EBITDA from continuing operations (1)	138	34	(5)	15	—	(21)	161
EBITDA from discontinued operations, pre-tax (2)	—	—	—	1	1	—	2

EBITDA (1)	$138	$34	$(5)	$16	$1	$(21)	$163
Depreciation and amortization expense							(60)
Interest expense							(98)

Pre-tax income							5
Income tax expense							(4)

Net income							$1

	Three Months Ended March 31, 2005
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Generation	$61	$11	$(12)				$60
Customer Risk Management				$(192)			(192)
Other						$(253)	(253)

Operating income (loss)	61	11	(12)	(192)	$—	(253)	$(385)
Earnings from unconsolidated investments	—	—	3	—	—	—	3
Other items, net	—	—	—	1	—	2	3
Add: Depreciation and amortization expense, a component of operating income (loss)	37	5	5	1	—	7	55

EBITDA from continuing operations (1)	98	16	(4)	(190)	—	(244)	(324)
EBITDA from discontinued operations, pre-tax (2)	—	—	—	4	77	—	81

EBITDA (1)	$98	$16	$(4)	$(186)	$77	$(244)	$(243)
Depreciation and amortization expense							(75)
Interest expense							(100)

Pre-tax loss							(418)
Income tax benefit							156

Net loss							$(262)

(1)	See Note (1) to “Reported Unaudited Condensed Consolidated Statements of Operations.” EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit (expense), plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations.
(2)	See Note (3) to “Reported Unaudited Condensed Consolidated Statements of Operations.”

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DYNEGY INC.

SIGNIFICANT ITEMS

(UNAUDITED) (IN MILLIONS)

	Three Months Ended March 31, 2006
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Legal and settlement charges (1)	$—	$—	$—	$(15)	$—	$—	$(15)

Total	$—	$—	$—	$(15)	$—	$—	$(15)

	Three Months Ended March 31, 2005
	Power Generation
	GEN - MW	GEN - NE	GEN - SO	CRM	NGL	OTHER	Total
Legal and settlement charges (2)	$—	$—	$—	$—	$—	$(222)	$(222)
Independence toll settlement charge (3)	—	—	—	(183)	—	—	(183)
Discontinued operations (4)	—	—	—	4	46	—	50

Total	$—	$—	$—	$(179)	$46	$(222)	$(355)

(1)	We recognized a pre-tax loss of approximately $15 million ($9 million after-tax) related to legal and settlement charges. This loss is included in General and administrative expenses.
(2)	We recognized a pre-tax loss of approximately $222 million ($156 million after-tax) related to the settlement of our class action shareholder lawsuit. This loss is included in General and administrative expenses.
(3)	We recognized a pre-tax loss of approximately $183 million ($109 million after-tax) related to the Independence toll settlement charge following our acquisition of ExRes SHC, Inc., the parent company of Sithe Energies, Inc. and Sithe \ Independence Power Partners, L.P. This loss is included in Cost of sales.
(4)	We recognized pre-tax income of approximately $50 million ($32 million after-tax) related to discontinued operations. The income consists primarily of $46 million associated with our NGL segment.

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DYNEGY INC.

SUMMARY CASH FLOW INFORMATION

(UNAUDITED) (IN MILLIONS)

	Three Months Ended March 31, 2006
	GEN (1)	CRM	NGL	REG	OTHER	Total
Cash Flow from Operations	$192	$(368)	$—	$—	$(135)	$(311)
Capital Expenditures	(17)	—	—	—	(1)	(18)
Business Acquisition Costs	(40)	—	—	—	—	(40)
Proceeds from Asset Sales (2)	205	—	—	—	—	205
Restricted Cash and Other (3)	(13)	—	—	—	335	322

Free Cash Flow (4)	$327	$(368)	$—	$—	$199	$158

	Three Months Ended March 31, 2005
	GEN (1)	CRM	NGL	REG	OTHER	Total
Cash Flow from Operations	$91	$(26)	$69	$—	$(168)	$(34)
Capital Expenditures	(40)	—	(10)	—	(4)	(54)
Business Acquisition Costs	(120)	—	—	—	—	(120)
Proceeds from Asset Sales (5)	—	—	—	(5)	—	(5)

Free Cash Flow (4)	$(69)	$(26)	$59	$(5)	$(172)	$(213)

(1)	Beginning in the fourth quarter 2005, we report the results of our power generation business as three separate segments in our consolidated financial statements: (1) the Midwest segment (GEN-MW); (2) the Northeast segment (GEN-NE); and (3) the South segment (GEN-SO). For the purpose of this schedule, GEN includes the three combined segments.
(2)	During the first quarter 2006, we received proceeds of approximately $205 million from the sale of West Coast Power.
(3)	Restricted cash and other primarily relates to the $335 million return of cash collateral posted for October 2005 LC facility.
(4)	Free cash flow is a non-GAAP financial measure. Free cash flow can be reconciled to operating cash flow using the following calculation: Operating cash flow plus investing cash flow (consisting of asset sale proceeds less business acquisition costs, capital expenditures and changes in restricted cash) equals free cash flow. We use free cash flow to measure the cash generating ability of our operating asset-based energy business relative to our capital expenditure obligations. Free cash flow should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure. A reconciliation of free cash flow to cash flow from operations by segment for the periods presented is included above.
(5)	During the first quarter 2005, we paid approximately $5 million to Ameren related to the working capital adjustment for our sale of Illinois Power.

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DYNEGY INC.

OPERATING DATA

	Three Months Ended March 31,
	2006	2005
GEN - MW
Million Megawatt Hours Generated - Gross and Net	5.4	5.0
Average On-Peak Market Power Prices ($/MWh):
Cinergy (Cin Hub)	$49	$49
Commonwealth Edison (NI Hub)	$50	$49

GEN - NE
Million Megawatt Hours Generated - Gross and Net	1.0	2.0
Average On-Peak Market Power Prices ($/MWh):
New York - Zone G	$76	$70
New York - Zone A	$60	$58

GEN - SO
Million Megawatt Hours Generated - Gross	1.4	1.8
Million Megawatt Hours Generated - Net	1.1	1.4
Average On-Peak Market Power Prices ($/MWh):
Southern	$55	$49
ERCOT	$56	$51
SP-15	$58	$56

Average Natural Gas Price - Henry Hub ($/MMBtu) (1)	$7.75	$6.39

(1)	Calculated as the average of the daily gas prices for the period.

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DYNEGY INC.

2006 EARNINGS ESTIMATES (1)

(IN MILLIONS)

	GEN - MW	GEN - NE	GEN - SO	Total GEN	CRM	OTHER	Total	Less: Non-Core (5)	Total Core Business
EBITDA (2)	$490 - 5400	$80 - 115	$(5) - 5	$565 - 660	$5	$(100 - 90)	$470 - 575	$(15)	$485 - 590
Depreciation and Amortization	(175)	(25)	(25)	(225)	—	(10)	(235)	—	(235)
Interest Expense							(580)	(270)	(310)
Income Tax Benefit (Expense)							127 - 87	105	22 - (18)
Preferred Stock Dividends							(22)	—	(22)

Net Income (Loss)							$(240 - 175)	$(180)	$(60) - 5

2006 CASH FLOW ESTIMATES (1)

(IN MILLIONS)

	GEN (4)	CRM	OTHER	Total	Less: Non-Core (6)	Total Core Business
Cash Flow from Operations	$530 - 630	$(390)	$(420 - 410)	$(280 - 170)	$(350)	$70 - 180
Capital Expenditures	(185)	—	(5)	(190)	(5)	(185)
Proceeds from Asset Sales	160	—	—	160	160	—
Changes in Restricted Cash	—	—	135	135	135	—

Free Cash Flow (3)	$505 - 605	$(390)	$(290 - 280)	$(175 - 65)	$(60)	$(115 - 5)

(1)	2006 estimates are presented on a GAAP basis and are based on quoted forward commodity price curves as of April 11, 2006. Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Core business represents continuing results, excluding significant items.
(2)	EBITDA is a non-GAAP financial measure. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) less Income tax benefit, plus Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. However, EBITDA should not be used in lieu of GAAP measures such as net income (loss) and cash flow from operations.
(3)	Free cash flow is a non-GAAP financial measure. Free cash flow can be reconciled to operating cash flow using the following calculation: Operating cash flow plus investing cash flow (consisting of asset sale proceeds less business acquisition costs, capital expenditures and changes in restricted cash) equals free cash flow. We use free cash flow to measure the cash generating ability of our operating asset-based energy business relative to our capital expenditure obligations. Free cash flow should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure. A reconciliation of free cash flow to cash flow from operations by segment for the periods presented is included above.
(4)	Beginning in the fourth quarter 2005, we report the results of our power generation business as three separate segments in our consolidated financial statements: (1) the Midwest segment (GEN-MW); (2) the Northeast segment (GEN-NE); and (3) the South segment (GEN-SO). For the purpose of this schedule, GEN includes the three combined segments.
(5)	The following summarizes the items included in Non-core business in our earnings guidance estimate.

	EBITDA	Depreciation and Amortization	Interest Expense	Income Tax Benefit (Expense)	Net Income (Loss)
Legal and settlement charges (CRM segment)	$(15)	$—	$—	$5	$(10)
CORP operating results (CORP segment)	—	—	(270)	100	(170)

Total	$(15)	$—	$(270)	$105	$(180)

(6)	The following summarizes the items included in Non-core business in our cash flow estimate.

	Cash Flow from Operations	Capital Expenditures	Proceeds from Asset Sales	Changes in Restricted Cash	Free Cash Flows
Sterlington toll settlement payment (CRM)	$(370)	$—	$—	$—	$(370)
Development Capital Expenditures (GEN)	—	(5)	—	—	(5)
Net proceeds from sale of West Coast Power and acquisition of Rocky Road (GEN)	—	—	160	—	160
Return of Cash Collateral from October 2005 LC Facility (OTHER)	—	—	—	335	335
Cash Collateral Posted for April 2006 LC Facility (OTHER)	—	—	—	(200)	(200)
Favorable legal litigation settlement (OTHER)	20	—	—	—	20

Total	$(350)	$(5)	$160	$135	$(60)

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